Exhibit 99.B(h)(ii)(d)

FORM OF

Exhibit 1

(dated June     , 2013)

to

Transfer Agency and Registrar Agreement

List of Funds

Munder Series Trust

Munder Asset Allocation Fund - Balanced*

Munder Bond Fund

Munder Emerging Markets Small-Cap Fund**

Munder Growth Opportunities Fund

Munder Index 500 Fund

Munder Integrity Mid-Cap Value Fund

Munder Integrity Small/Mid-Cap Value Fund

Munder International Equity Fund***

Munder International Fund — Core Equity

Munder International Small Cap-Fund

Munder Large-Cap Growth Fund****

Munder Large-Cap Value Fund*****

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Veracity Small-Cap Value Fund

Munder Series Trust II******

*                                                                 Liquidated on October 14, 2011

**                                                          Effective July 1, 2013

***                                                   Merged into Munder International Fund — Core Equity on December 7, 2012

****                                            Merged into Munder Growth Opportunities Fund on September 16, 2011

*****                                     Liquidated on March 25, 2013

******                              Deregistered with the Securities and Exchange Commission on April 25, 2012

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit 1 to the Transfer Agency and Registrar Agreement between BNY Mellon Investment Servicing (US) Inc., Munder Series Trust and Munder Series Trust II dated as of June 1, 2008 to be executed by their duly authorized officers as of the day and year first written above.

Munder Series Trust	BNY Mellon Investment Servicing (US) Inc.

By:	By:

Name:	Name:

Title:	Title:

1